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                               EXHIBIT 11


BLYTH INDUSTRIES, INC.
COMPUTATIONS OF EARNINGS PER COMMON SHARE
(In thousands except per share data)

I.   Six months ended July 31:                             1997            1996
                                                    ---------------------------
     Average number of shares outstanding
       during the period                                  49,045       47,975

     Common equivalent shares:
       Shares  issuable  under outstanding
         options which are dilutive                        1,045          854
       Shares which could have been purchased
         based upon the  market value for the period         567          356
                                                    ---------------------------
                                                             478          498
     Weighted average number of common
         and common equivalent shares outstanding         49,523       48,473

     Net earnings                                        $17,733      $14,164

     Earnings per common and common equivalent share     $  0.36      $  0.29

II.  Three months ended July 31:                            1997        1996
                                                    ---------------------------

     Average number of shares outstanding
       during the period                                  49,057      47,984
     Common equivalent shares:
       Shares issuable under outstanding
          options which are dilutive                       1,091         854
       Shares which could have been purchased
          based upon the market value for the period         548         329
                                                    ---------------------------
                                                             543         525
     Weighted average number of common
          and common equivalent shares outstanding        49,600      48,509

     Net earnings                                        $ 6,419     $ 6,707

     Earnings per common and common equivalent share     $  0.13      $ 0.14